UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 20, 2006

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On September 20, 2006, Hospira, Inc. and Mayne Pharma Limited (an Australian company listed on the Australian Stock Exchange) announced that they had entered into a scheme implementation agreement, dated as of September 20, 2006, pursuant to which Hospira would acquire all the outstanding ordinary shares of Mayne Pharma. The press release making such announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Hospira refers to non-GAAP financial measures in such press release, including “Cash EPS” and earnings per share excluding the impact of transaction expenses.   “Cash EPS” refers to earnings per share calculated in accordance with U.S. Generally Acceptable Accounting Principles, excluding transaction expenses and amortization of intangible assets.  Transaction expenses include charges related to purchase accounting (for example, write-off of in-process research and development and write-up of inventory) and integration expenses. On a GAAP basis, the transaction is expected to be dilutive to earnings per share in 2007 and 2008. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Hospira may not be comparable to similarly titled measures reported by other companies.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Hospira, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: September 20, 2006	By:	/s/ Brian J. Smith
Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary